Exhibit 99.2

Condensed Consolidated Financial Statements

(Unaudited)

Agena Bioscience, Inc.

For the six months ended June 30, 2021

CONTENTS

PAGE

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Condensed Balance Sheets	1
Condensed Statements of Operations and Comprehensive Income (Loss)	2
Condensed Statements of Mezzanine Equity and Stockholders’ Equity (Deficit)	3
Condensed Statements of Cash Flows	4
Notes to Condensed Financial Statements	5–13

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$24,815,742	$16,068,697
Accounts receivable, net	15,266,240	19,275,448
Inventories	12,088,898	9,461,294
Prepaid expenses and other current assets	1,673,181	1,176,578
Total current assets	53,844,061	45,982,017
Property and Equipment, net	3,350,237	3,148,189
Intangible Assets, net	3,417,528	4,567,585
Goodwill	4,190,980	4,190,981
Restricted Cash	300,000	300,000
Other Assets	174,707	178,819
Total assets	$65,277,513	$58,367,591
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$2,894,039	$2,761,326
Accrued liabilities	5,581,766	10,186,831
Deferred revenue	2,263,566	1,798,162
Loan Payable	-	1,988,756
Notes Payable	8,066,667	3,666,667
Total current liabilities	18,806,038	20,401,742
Deferred Revenue	663,914	698,750
Deferred Rent	734,262	304,085
Preferred Stock Warrants Liability	1,959,000	2,935,500
Deferred Tax Liability	410,015	366,290
Loan Payable, net of current portion	-	596,626
Notes Payable, net of current portion	14,444,889	18,692,000
Total liabilities	37,018,118	43,994,993

Mezzanine Equity
Preferred stock, Series A, $.0001 par value; 33,699,999 shares authorized; 33,399,999 and 33,249,999 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	54,026,327	52,388,498
Total mezzanine equity	54,026,327	52,388,498

Stockholders' Equity (Deficit)
Common stock, $.0001 par value; 51,685,543 shares authorized; 11,316,366 and 11,137,639 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,132	1,114
Additional paid-in capital	104,986	-
Accumulated other comprehensive loss	(147,930)	(102,923)
Accumulated deficit	(25,725,120)	(37,914,091)
Total stockholders' equity (deficit)	(25,766,932)	(38,015,900)
Total liabilities, mezzanine equity and stockholders' equity (deficit)	$65,277,513	$58,367,591

See accompanying notes.	1

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Six Months Ended June 30,
	2021	2020
REVENUE
Systems revenue	$8,586,313	$6,375,749
Consumables revenue	28,765,000	11,909,107
Services revenue	3,351,092	3,522,289
Total revenue	40,702,405	21,807,145

COST OF REVENUE	11,522,636	8,780,800

GROSS PROFIT	29,179,769	13,026,345

OPERATING EXPENSES
Sales and marketing	8,569,137	6,307,905
Research and development	5,127,776	4,526,644
General and administrative	3,070,054	2,648,867
Amortization expense	1,150,057	1,150,056
Total operating expenses	17,917,024	14,633,472

OPERATING INCOME (LOSS)	11,262,745	(1,607,127)

OTHER INCOME/EXPENSE
Interest expense	(1,056,454)	(1,055,899)
Other income (expense), net	2,247,115	(134,634)
Total other income (expense), net	1,190,661	(1,190,533)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	12,453,406	(2,797,660)

PROVISION FOR INCOME TAX	264,435	250,444

NET INCOME (LOSS)	12,188,971	(3,048,104)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(45,007)	12,618

COMPREHENSIVE INCOME (LOSS)	$12,143,964	$(3,035,486)

2	See accompanying notes.

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

	Mezzanine		Stockholders' Equity
						Accumulated
					Additional	Other		Total
	Series A		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Equity (Deficit)

BALANCE, December 31, 2020	33,249,999	$52,388,498	11,137,639	$1,114	-	$(102,923)	$(37,914,091)	$(38,015,900)
Stock compensation expense	-	-	-	-	508,500	-	-	508,500
Proceeds from issuance of common stock	-	-	178,727	18	107,815	-	-	107,833
Proceeds from issuance of preferred stock	150,000	150,000	-	-	-	-	-	-
Change in warrant liability due to exercise	-	-	-	-	976,500	-	-	976,500
Accretion of preferred stock to redemption value	-	1,487,829	-	-	(1,487,829)	-	-	(1,487,829)
Net Income	-	-	-	-	-	-	12,188,971	12,188,971
Foreign currency translation adjustment	-	-	-	-	-	(45,007)	-	(45,007)
BALANCE, JUNE 30, 2021	33,399,999	$54,026,327	11,316,366	$1,132	$104,986	$(147,930)	$(25,725,120)	$(25,766,932)

	Mezzanine		Stockholders' Equity
						Accumulated
					Additional	Other		Total
	Series A		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Equity (Deficit)

BALANCE, December 31, 2019	33,249,999	$49,728,498	10,586,337	$1,059	$-	$(226,049)	$(41,245,218)	$(41,470,208)
Stock compensation expense	-	-	-	-	300,000	-	-	300,000
Proceeds from issuance of common stock	-	-	472,793	47	142,766	-	-	142,813
Accretion of preferred stock to redemption value	-	1,330,000	-	-	(442,766)	-	(887,234)	(1,330,000)
Net Income	-	-	-	-	-	-	(3,048,104)	(3,048,104)
Foreign currency translation adjustment	-	-	-	-	-	12,618	-	12,618
BALANCE, JUNE 30, 2020	33,249,999	$51,058,498	11,059,130	$1,106	$-	$(213,431)	$(45,180,556)	$(45,392,881)

See accompanying notes.	3

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$12,188,971	$(3,048,104)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,820,378	1,792,623
Non-cash interest expense	152,889	113,885
Stock compensation expense	508,500	300,000
Forgiveness of Paycheck Protection Program loan	(2,585,382)	-
Change in operating assets and liabilities:
Accounts receivable	4,009,209	3,657,783
Inventories	(2,627,604)	(1,522,551)
Prepaid expenses and other assets	(492,489)	(116,624)
Accounts payable	(3,758,177)	(680,560)
Accrued liabilities	(240,276)	224,778
Deferred revenue	430,569	446,534
Net cash provided by operating activities	9,406,588	1,167,764

INVESTING ACTIVITIES
Purchase of equipment	(872,369)	(53,857)
Net cash (used in) investing activities	(872,369)	(53,857)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	107,833	142,813
Proceeds from issuance of preferred stock	150,000	-
Payments on issuance of debt, net of issuance costs	-	(5,424)
Proceeds from Paycheck Protection Program loan	-	2,585,382
Net cash provided by financing activities	257,833	2,722,771

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(45,007)	12,618

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	8,747,045	3,849,296

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Beginning of period	16,368,697	2,718,159

End of period	$25,115,742	$6,567,455

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITY

Forgiveness of Paycheck Protection Program loan	$2,585,382	$-
Accretion of Preferred Stock to Redemption Value	$1,330,328	$1,330,000

4	See accompanying notes.

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Organization and Summary of Accounting Policies

The Company – Agena Bioscience (the “Company”) designs, manufactures, markets and supports proprietary instruments, and related consumables and services that enable nucleic acid and genomic analysis for a broad range of diagnostic and research applications. Proprietary consumables include chips, panels, and reagents, while services include equipment maintenance contracts and assisting customers with custom assay designs. The Company was incorporated in the state of Delaware on May 30, 2014, at which time it commenced operations. The Company was formed to acquire the assets of the bioscience business of a publicly traded company.

Basis of Presentation – The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. In the opinion of management, such unaudited information includes all adjustments, consisting of normal recurring adjustments necessary for a fair statement of our financial position and results of operations. The results of operations for the interim periods are not necessarily indicative of results that may be achieved for the entire year. The year-end Condensed Consolidated Balance Sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. This report should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020.

Principles of consolidation – The consolidated financial statements include the accounts of Agena Bioscience, Inc. and its wholly-owned subsidiaries, Agena Bioscience GmbH, Agena Bioscience HK Limited and Agena Bioscience (Shanghai). All intercompany accounts and transactions have been eliminated upon consolidation.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities in the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Concentrations of business and credit risk – As of June 30, 2021, two customers represented 26 percent of total accounts receivable. As of December 31, 2020, two customers represented 21 percent of total accounts receivable. For the six months ended June 30, 2021, no single customer accounted for more than 10 percent of total revenue. For the six months ended June 30, 2020, one customer accounted for 13 percent of total revenue.

Fair value measurements – The valuation of assets and liabilities are subject to fair value measurements using a three-tiered approach, and fair value measurement is classified and disclosed by the Company in one of the following three categories:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

5

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Organization and Summary of Accounting Policies (continued)

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s consolidated financial assets and liabilities measured at fair value on a recurring basis (warrant liability) as of June 30, 2021 and December 31, 2020 were classified as Level 3.

Changes in the fair value of the Level 3 liability during the six months ended June 30, 2021 were as follows:

Balance, December 31, 2020	$2,935,500
Exercise of warrants for Series A preferred stock, 150,000 shares	(976,500)
Balance, June 30, 2021	$1,959,000

Revenue recognition - The Company’s primary source of revenue consists of sales of consumables and instruments used for molecular and genetic analysis. Additionally, the Company generates revenue from sales of instrument maintenance agreements and amounts under contract service agreements.

Revenue is recognized when control of products and services is transferred to the customer in an amount that reflects the consideration that the Company expects to receive from the customer in exchange for those products and services. This process involves identifying the contract with the customer, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service.

The Company recognizes revenue for satisfied performance obligations only when it determines there are no uncertainties regarding payment terms or transfer of control.

Revenue from the sale of instruments and consumables is recognized generally upon shipment to the end customer, which is when control of the product is deemed to be transferred. Revenue is recorded net of discounts and related sales taxes collected on behalf of governmental authorities. The Company recognizes revenue for maintenance services for ongoing customer support ratably over the respective maintenance period. Deferred revenue in the accompanying unaudited balance sheets is comprised of upfront fees received under maintenance contracts for which services have not yet been performed and totaled approximately $2,927,480 and $2,496,912 as of June 30, 2021 and December 31, 2020, respectively. The Company’s contracts do not contain refund or cancellation clauses. The Company identified employee sales commissions as costs to obtain a contract. Employee sales commissions are recorded as sales and marketing expenses when incurred based on applying the allowed practical expedient as the amortization period would have been one year or less.

6

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Organization and Summary of Accounting Policies (continued)

The Company also provides its instruments to customers through reagent rental agreements under which the customers commit to purchasing minimum quantities of consumables at a stated price over a defined contract term, which is normally one to three years. Under the Company’s reagent rental agreements, the Company retains title to the instrument and it remains capitalized on the Company’s balance sheet under property and equipment. The Company recovers the cost of providing the instrument in the amount it charges for consumables. Revenue is recognized over the defined contract term as consumables are shipped. Revenue from reagent rental agreements is allocated to each performance obligation in proportion to its standalone selling price. The depreciation cost associated with the instrument is charged to cost of revenue on a straight-line basis over the estimated life of the system. The costs to maintain these instruments in the field are charged to cost of revenue as incurred. Revenue from reagent rental agreements totaled approximately $498,000 and $1,863,000 during the six months ended June 30, 2021 and 2020, respectively.

Recent accounting pronouncements - In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous U.S. GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. ASU 2016-02 will be effective for nonpublic entities for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which includes provisions that require financial assets measured at amortized cost basis to be presented at the net amount expected to be collected and credit losses relating to available-for-sale debt securities to be recorded through an allowance for credit losses, which requires recognition of an estimate of all current expected credit losses. The guidance is effective for nonpublic entities for fiscal years beginning after December 15, 2022, including interim periods within those years. The Company does not expect the adoption of this ASU will have a significant impact on its consolidated financial statements.

Reclassifications – Certain prior year amounts have been reclassified for consistency with the current period presentation with no impact to the accumulated deficit.

7

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 2 – Inventories

Inventories consist of the following:

	June 30,	December 31,
	2021	2020

Raw materials	$6,107,343	$5,116,638
Work in process	2,133,857	1,908,915
Finished goods	3,847,698	2,435,741
Total	$12,088,898	$9,461,294

Note 3 – Intangible Assets

Intangible assets consist of the following:

	June 30,		December 31,
	2021		2020
		Weighted-		Weighted-
		average		average
		Remaining		Remaining
	Value	Life (Years)	Value	Life (Years)

Definite-lived assets
Patented technology	$4,230,000	3.9	$4,230,000	4.4
Trade names	4,800,000	0.9	4,800,000	1.4
Customer relationships	10,680,000	0.9	10,680,000	1.4
	19,710,000		19,710,000

Less accumulated amortization	(16,292,472)		(15,142,415)

Intangible assets, net	$3,417,528		$4,567,585

Amortization expense was $1,150,057 and $1,150,056 for the six months ended June 31, 2021 and 2020, respectively.

Future amortization expense associated with the intangible assets is as follows:

Years Ending December 31,
2021 (remaining)	$1,150,057
2022	1,212,926
2023	436,364
2024	436,364
2025	181,817
Total	$3,417,528

8

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 4 – Commitments and Contingencies

Litigation – From time to time, the Company may be involved in various lawsuits, legal proceedings or claims that arise in the ordinary course of business. Management does not believe any legal proceedings or claims pending at June 30, 2021, will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

Note 5 – Notes Payable

In June 2019, the Company refinanced its $19,000,000 term loan outstanding with its lender to borrow an additional $3,000,000 and extend the maturity date. The refinanced loan has a term of 54 months and matures on January 1, 2024, with interest-only payments for 24 months and straight-line amortization for the following 30 months. The term loan bears interest at a fixed annual rate of 7.95 percent. At the time of final payment under the term loan, the Company is required to pay a final payment fee of 3.8 percent of the amount drawn under the term loan. At the time of the refinance, the Company paid an exit fee of $301,465 which represented the earned portion of the final payment fee under the original term loan. Such amount had been accrued to interest expense. The unearned portion of the final payment fee from the original term loan was waived by the lender. In conjunction with the refinance, the Company paid a closing fee of $15,000.

In February 2020, the Company amended its credit agreement to update the required financial covenants including the addition of a covenant for minimum earnings before interest taxes depreciation and amortization (EBITDA) and a revision to the minimum sales covenant. The amendment also provides that if the minimum sales covenant is not met, the Company’s compliance with the EBITDA covenant would cure any breach of the agreement. In May 2020, the Company amended its credit agreement to update the required financial covenants related to minimum EBITDA. Additionally, the final payment fee was increased to 5.8 percent.

The final payment fee under the new term loan is being recorded as interest expense over the term of the loan using the effective interest method and totaled $511,556 as of June 30, 2021 which is included in the notes payable balance in the accompanying unaudited balance sheet as of June 30, 2021. The amounts outstanding under the credit agreement may be prepaid, subject to prepayment fees of 3.0 percent for amounts outstanding for less than 12 months and decreasing to 2.0 percent and 1.0 percent for amounts outstanding for less than 24 months and 36 months, respectively.

The Company incurred issuance costs with the original term loan which have been recorded as a debt discount. These costs are amortized to interest expense using the straight-line method through the term loan maturity date. Additionally, the fair value of the warrants issued to the lender with the original term loan (see Note 7) was recorded as a debt discount, which is also amortized to interest expense using the straight-line method through the term loan maturity date. At June 30, 2021 and December 31, 2020, the discount on the notes payable was fully amortized.

9

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 5 – Notes Payable (continued)

The credit agreement is collateralized by the Company’s assets, and the Company is subject to certain financial covenants including minimum sales and minimum EBITDA. As of June 30, 2021 and December 31, 2020, the Company was in compliance with all debt covenants.

Future payments of principal as of June 30, 2021 pursuant to the new term loan are as follows:

Years Ending December 31,
2021 (remaining)	$3,666,667
2022	8,800,000
2023	8,800,000
2024	733,333
Total principal payments	22,000,000
Final payment fee	511,556
Total	$22,511,556

In March 2017, the Company entered into a revolving credit agreement with its term debt lender which allowed the Company to borrow up to $7,500,000. The amount available under the revolving credit agreement is equal to the sum of up to 85 percent of the net collectible value of the Company’s domestic accounts receivable and up to 25 percent of the value of its domestic inventory. The revolving credit agreement had a term of 60 months and bears interest at an annual rate of one month LIBOR plus 4.50 percent subject to a LIBOR floor of 1.00 percent. In June 2019, the Company amended its revolving credit agreement to extend the maturity date to January 1, 2024 based on a 54 month term. The advance rate on the Company’s domestic inventory was increased from 25 percent to 40 percent.

In February 2020, the Company amended its revolving credit agreement to update the required financial covenants including the addition of a covenant for minimum EBITDA and a revision to the minimum sales covenant. Additionally, the borrowing limit on the revolving credit agreement was reduced to $4,000,000. The amendment also provides that if the minimum sales covenant is not met, the Company’s compliance with the EBITDA covenant would cure any breach of the agreement.

In May 2020, the Company amended its revolving credit agreement to update the required financial covenants related to minimum EBITDA. No fees were incurred with the amendments. The revolving credit agreement is also subject to a collateral management fee of 0.084 percent per month on the outstanding balance and an origination fee of 0.50 percent of the commitment amount which was paid at the time of closing. The balance outstanding under the revolving credit agreement was zero as of June 30, 2021 and December 31, 2020. The credit agreement is collateralized by the Company’s assets, and the Company is subject to certain financial covenants including minimum sales and minimum EBITDA. As of June 30, 2021 and December 31, 2020, the Company was in compliance with all debt covenants.

On July 13, 2021, the Company repaid the full value of the outstanding Notes, including early termination fees of approximately $1,411,000.

10

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 6 – Loan Payable

On April 22, 2020, the Company received loan proceeds in the amount of $2,585,382 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provided for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. Under the terms of the loan, interest accrues on the outstanding principal at the rate of 1.0 percent per annum. The term of the note is two years with a maturity date of April 21, 2022. The Company used the entire loan amount for qualifying expenses. As of June 15, 2021, the Small Business Administration forgave the total loan proceeds and all related interest in full, and no payment will be required.

Note 7 – Mezzanine Equity and Stockholders’ Equity (Deficit)

Series A preferred stock (Mezzanine Equity) – On May 30, 2014, the Company issued 32,299,999 shares of Series A preferred stock at a price per share of $1.00. An additional 950,000 shares of Series A preferred stock were issued in June and July 2014 at a price per share of $1.00. In June 2021, an additional 150,000 shares of Series A preferred stock were issued at a price per share of $1.00 pursuant to the exercise of outstanding warrants.

Following are descriptions of certain of the rights and privileges of the preferred stock:

Dividend provisions – Dividends on the Series A preferred stock accrue at an annual rate of $.08 per share, whether or not declared by the Board of Directors (the “Board”), and are cumulative. However, such dividends are payable only when and as declared by the Board. As of June 30, 2021, accrued dividends on Series A preferred stock totaled approximately $18,806,328. To date, no dividends have been declared by the Board.

Liquidation provisions – In the event of any liquidation, dissolution, or winding up of the Company, the Series A preferred stockholders are entitled to receive a liquidation preference of $1.05 per share, plus any accumulated and unpaid dividends, whether or not declared (the “Liquidation Amount”). The per-share liquidation value is subject to adjustment in the same circumstances that would affect the conversion price; see discussion following regarding conversion price.

Conversion feature – Any holder of the Series A preferred stock may convert any or all of the stock they hold into a number of shares of common stock based upon the ratio of the respective initial purchase price over the then-conversion price. The conversion price is initially set to the original issue price per share for Series A and is subject to adjustment for certain defined circumstances such as stock splits and stock dividends. In addition, each share of Series A preferred stock shall automatically be converted into shares of common stock at the then-effective conversion rate upon the closing of a qualified initial public offering.

Redemption feature – At any time on or after the later of the Company’s repayment in full of its obligations under the credit agreement or the 5th anniversary of the purchase date of May 30, 2014 which occurred in 2019, with the approval of the holders of at least 66 and 2/3 percent of the Series A Preferred Stock, the Series A Preferred Shareholders may require the Company to redeem all of the outstanding shares of Series A Preferred Stock for cash consideration equal to the Liquidation Amount. The amount will be paid in two equal semi-annual installments, with the first payment due no later than 180 days after the optional redemption notice.

11

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 7 – Mezzanine Equity and Stockholders’ Equity (continued)

Warrants – In June 2014 and December 2014, the Company issued warrants to a lender to purchase up to 150,000 and 150,000 shares, respectively, of Series A preferred stock at an exercise price of $1.00 per share. In February 2016, the Company issued additional warrants to the lender to purchase up to 150,000 shares of Series A preferred stock at an exercise price of $1.00 per share. The warrants expire 7 years from the date of issuance. The warrants are classified as a liability and are measured at fair value using the Black-Scholes option pricing model. So long as the warrants remain outstanding and are exercisable for redeemable preferred stock, they will be subject to re‐measurement at each consolidated balance sheet date, and any change in fair value, other than for exercise, will be recognized in the consolidated statements of operations (see Note 3). There were no material changes to the fair value of the warrant liability between December 31, 2020 and June 30, 2021, other than due to exercise. In June 2021, warrants for 150,000 shares of Series A preferred stock were exercised. Proceeds from the exercise above the par value of the Series A preferred stock are included in Additional Paid-In Capital as of June 30, 2021.

Note 8 – Equity Incentive Plan

The Board established the 2014 Equity Incentive Plan (the “Option Plan”) to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business. The Option Plan provides for the grant of incentive stock options to officers and employees of the Company, as well as the grant of nonqualified options to members of the Board and service providers. The Option Plan is administered by the Plan Committee (the “Committee”), the members of which are appointed and monitored by the Board. The Committee determines the number of options granted to officers, employees, members of the Board, and service providers at its sole discretion. Options granted by the Board under the Option Plan are granted at prices fixed by the Committee, but not less than 100 percent of the estimated fair value of the underlying common stock. Options generally become exercisable over a four-year vesting period, commencing on the employee’s hire date or the grant date of the option. The duration of options awarded under this Option Plan may not exceed ten years from the date of grant. As of June 30, 2021, the Company had reserved 10,985,545 common shares for issuance under the Option Plan as the Company increased the reserve for its stock option plan by 1,100,000 shares during 2020.

Upon notice of exercise and receipt of proper consideration, shares are issued from the shares reserved for issuance by the Company.

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AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 8 – Equity Incentive Plan (continued)

Option activity under the Plan is summarized as follows:

		Weighted-average
			Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (Years)

Balance outstanding, December 31, 2020	6,587,882	$1.11	6.98
Granted	527,000	5.96
Exercised	(178,727)	0.60
Cancelled	(148,807)	1.46
Balance outstanding, June 30, 2021	6,787,348	$1.49	6.76
Exercisable, June 30, 2021	4,298,741	$0.91	5.58

Note 9 – Income Taxes

We estimate our annual effective tax rate and apply this effective tax rate to our year-to-date pre-tax income. If the estimated effective tax rate changes, a cumulative adjustment is made. Additionally, the tax effects of significant unusual or infrequently occurring items are recognized as discrete items in the period in which the events occur. The impact of changes in tax laws or rates on deferred tax amounts, impairments of non-deductible goodwill, excess benefits from stock-based compensation, and changes in tax reserves resulting from the finalization of tax audits or reviews are examples of significant unusual or infrequently occurring items that would be recognized as discrete items in the period in which the event occurs. There is a potential for volatility of the effective tax rate due to several factors, including changes in the mix of the pre-tax income and the jurisdictions to which it relates, changes in tax laws and foreign tax holidays, settlement with taxing authorities, and foreign currency fluctuations.

Our effective income tax rate was 2.1% for the six months ended June 30, 2021 and (9.0)% for the six months ended June 30, 2020. The effective tax rate for the six months ended June 30, 2021 and 2020 differed from the statutory federal rate of 21% primarily due to the benefit of net operating loss carryforwards, research tax credits and foreign income taxes from our foreign subsidiaries.

Since we are subject to audit by various taxing authorities, it is reasonably possible that the amount of unrecognized tax benefits will change during the next 12 months. However, we do not expect the change, if any, to have a material effect on our financial condition or results of operations within the next 12 months.

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